Vical Reports First Quarter 2007 Financial Results; Highlights Progress in Key
Development Programs

SAN DIEGO, May 3 /PRNewswire-FirstCall/ -- Vical Incorporated (Nasdaq: VICL) today reported financial results for the quarter ended March 31, 2007. Revenues for the first quarter of 2007 were $1.3 million, compared with revenues of $5.6 million for the first quarter of 2006. The net loss for the first quarter of 2007 was $9.6 million, or $0.24 per share, compared with a net loss of $4.5 million, or $0.16 per share, for the first quarter of 2006. The increase in net loss reflected spending to advance the company's pandemic influenza vaccine program through preclinical testing and to advance its Allovectin-7(R) melanoma program into a Phase 3 pivotal trial, as well as a decrease in contract manufacturing and grant revenues.

The company's first quarter 2007 financial results are consistent with its projection for a full year net loss of between $32 million and $35 million and a net cash burn, excluding equity investments, of $27 million to $30 million. Vical had cash and investments of $91 million at March 31, 2007.

Significant Milestones in Cancer Programs

*
Merial Limited received conditional approval of a DNA vaccine designed to treat melanoma in dogs -- the first-ever U.S. approval of a therapeutic cancer vaccine. Vical's licensee, a joint venture of Merck & Co., Inc. and sanofi aventis, will distribute the vaccine initially through veterinary cancer specialists.

*
Vical began its Phase 3 pivotal Allovectin-7(R) Immunotherapeutic for Metastatic Melanoma (AIMM) trial in chemotherapy-naive patients with recurrent Stage III or IV disease. The trial was designed under a Special Protocol Assessment (SPA) with the U.S. Food and Drug Administration (FDA), and the trial cost is being funded through cash payments and equity investments by partner AnGes MG, Inc. The primary endpoint of the trial is objective response rate after 24 weeks or more.

Angiogenesis Partners Advancing toward Approvals

*
The company's licensee, AnGes MG, Inc., is conducting an interim efficacy evaluation in its Japanese Phase 3 angiogenesis trial in patients with advanced peripheral arterial disease (PAD). Positive data from patients already enrolled, which has been unblinded as each patient completes the treatment follow-up, could lead directly to a filing for accelerated marketing approval in Japan and initiation of a Phase 3 registration trial in the United States.

*
The sanofi aventis group, Vical's other angiogenesis licensee, plans to initiate a pivotal Phase 3 trial in the second quarter of 2007 in approximately 500 PAD patients in 32 countries with a goal of reducing the need for amputations. If the trial is successful, multinational filings for marketing approval are anticipated in 2009-2010.

Increasing Applications for Vaxfectin(TM) Adjuvant

*	The U.S. Navy agreed to explore the use of Vical's patented Vaxfectin(TM) adjuvant with experimental DNA vaccines against malaria.

*
Vical's patents cover the use of Vaxfectin(TM) with conventional vaccines as well as DNA vaccines. In a recently completed study in mice, a commercial seasonal influenza vaccine formulated with Vaxfectin(TM) generated up to 60-fold higher antibody responses than unformulated vaccine at the same dose and allowed a nearly 10-fold reduction in vaccine dose. Results from the study suggest that Vaxfectin(TM) has the potential to be used as a dose-sparing agent with conventional vaccines against seasonal or possibly pandemic influenza strains.

*	Vical anticipates initiation in the second half of 2007 of a Phase 1 trial with the company's Vaxfectin(TM)-formulated pandemic influenza DNA vaccine.

Upcoming Conferences

The company expects to present data from various research and development programs at a series of scientific conferences:

*	The 11th International Betaherpes Virus Workshop (Toulouse, France, May 13-17),

*	The DNA Vaccines 2007 conference (Malaga, Spain, May 23-25),

*	The annual meeting of the American Society of Gene Therapy (Seattle, May 30-June 3), and

*	The annual meeting of the American Society of Clinical Oncology (Chicago, June 1-5).

Conference Call

Vical will conduct a conference call and webcast to discuss the financial results and program updates with invited analysts and institutional investors today, May 3, at noon Eastern Time. The call and webcast are open on a listen-only basis to any interested parties. To listen to the conference call, dial (888) 224-3260, or (913) 905-1086 for international participants. A replay of the call will be available for 48 hours beginning about two hours after the call. To listen to the replay, dial (888) 203-1112, or (719) 457- 0820 for international participants, and enter conference identification number 1970742. The call also will be available live and archived through the events page at www.vical.com. For further information, contact Vical's Investor Relations department by phone at (858) 646-1127 or by e-mail at info@vical.com.

About Vical

Vical researches and develops biopharmaceutical products based on its patented DNA delivery technologies for the prevention and treatment of serious or life-threatening diseases. Potential applications of the company's DNA delivery technology include DNA vaccines for infectious diseases or cancer, in which the expressed protein is an immunogen; cancer immunotherapeutics, in which the expressed protein is an immune system stimulant; and cardiovascular therapies, in which the expressed protein is an angiogenic growth factor. The company is developing certain infectious disease vaccines and cancer therapeutics internally. In addition, the company collaborates with major pharmaceutical companies and biotechnology companies that give it access to complementary technologies or greater resources. These strategic partnerships provide the company with mutually beneficial opportunities to expand its product pipeline and address significant unmet medical needs. Additional information on Vical is available at www.vical.com.

Forward-Looking Statements

This press release contains forward-looking statements subject to risks and uncertainties that could cause actual results to differ materially from those projected, including: whether Vical or others will continue development of Allovectin-7(R), the angiogenesis product candidates, the company's Vaxfectin(TM) adjuvant, the company's pandemic influenza vaccine candidate, or any other product candidates being developed by Vical, its collaborators or licensees; whether data from patients already enrolled in the AnGes Phase 3 trial will lead to filing for accelerated marketing approval in Japan or initiation of a Phase 3 registration trial in the United States; whether sanofi aventis will initiate a Phase 3 trial of its angiogenesis product by mid-2007, if at all, and if so, whether multinational filings for marketing approval will occur in 2009-2010, if at all; whether the U.S. Navy will explore the use of Vaxfectin(TM) with experimental DNA vaccines against malaria; whether Vical will begin human testing of its pandemic influenza vaccine as anticipated in the second half of 2007, if at all; whether Vaxfectin(TM) will be used as a dose-sparing agent with conventional vaccines against seasonal or pandemic influenza strains; whether the melanoma vaccine for dogs, Allovectin-7(R), the angiogenesis product candidates, the company's pandemic influenza vaccine candidate, or any other product candidates being developed by Vical, its collaborators or licensees will be shown to be safe and effective in clinical trials; the timing, nature and cost of clinical trials; whether the company will achieve levels of revenues and control expenses to meet projected financial performance; and additional risks set forth in the company's filings with the Securities and Exchange Commission. These forward-looking statements represent the company's judgment as of the date of this release. The company disclaims, however, any intent or obligation to update these forward-looking statements.

VICAL INCORPORATED
Selected Condensed Financial Information (Unaudited)

Statements of Operations
(in thousands, except per share amounts)
	Three Months Ended
	March 31,
	2007	2006
Revenues:
Contract and grant revenue	$850	$5,579
License and royalty revenue	405	36
Total revenues	1,255	5,615
Operating expenses:
Research and development	5,875	4,644
Manufacturing and production	3,947	3,552
General and administrative	2,293	2,442
Total operating expenses	12,115	10,638
Loss from operations	(10,860)	(5,023)
Net investment income	1,263	550
Net loss	$(9,597)	$(4,473)
Basic and diluted net loss per share	$(0.24)	$(0.16)
Shares used to calculate basic and diluted net loss per share	39,182	28,290

Balance Sheets	March 31,	December 31,
(in thousands)	2007	2006

Assets:
Cash, cash equivalents, and marketable securities	$90,665	$100,393
Other current assets	4,375	5,049
Total current assets	95,040	105,442
Property and equipment, net	13,394	13,500
Other assets	5,985	6,307
Total assets	$114,419	$125,249

Liabilities and stockholders' equity:
Current liabilities	$6,703	$8,153
Long-term obligations	2,830	2,973
Stockholders' equity	104,886	114,123
Total liabilities and stockholders' equity	$114,419	$125,249

Contacts:	Alan R. Engbring
Executive Director, Investor Relations
(858) 646-1127

Jill M. Church
Vice President and Chief Financial Officer

Website: www.vical.com

SOURCE Vical Incorporated
-0-         05/03/2007
/CONTACT: Alan R. Engbring, Executive Director, Investor Relations, +1-858-646-1127, or Jill M. Church, Vice President and Chief Financial Officer, both of Vical Incorporated/
/Web site: http://www.vical.com/